UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2011

MENDOCINO BREWING COMPANY, INC.
(Exact name of issuer as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of principal executive offices)	(Zip Code)
(707) 463-2627
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 14, 2011, the Board of Directors (the "Board") of Mendocino Brewing Company, Inc. (the "Company) approved the issuance of the Company's unregistered common stock described in Item 3.02 below (the "Issuance"). The Issuance triggered an adjustment in the conversion rate (the "Conversion Rate Adjustment") of a Convertible Promissory Note dated March 2, 2005 (the "Note") issued by the Company to United Breweries of America, Inc., a Delaware corporation ("UBA") which is one of the Company's shareholders. Prior to the Issuance, the principal and interest owed pursuant to the Note would have converted into shares of the Company's common stock at a per share price of $1.50. After the Issuance, the principal and interest outstanding under the Note will convert at a per share price of approximately $1.44. As of September 13, 2011, the amount of principal and interest outstanding under the Note was $579,893.15. Applying the adjusted conversion rate to such amount would require the Company to issue 16,109 additional shares compared to the number of shares issuable at the prior conversion rate. 16,109 shares is equal to approximately 0.13% of the Company's common stock currently issued and outstanding. The issuance of 16,109 additional shares would not have a consequence material to the registrant. However, in the future, UBA might elect to convert the Note at a time when the additional shares that the Company would be required to issue pursuant to the conversion rate adjustment would have a material consequence for the Company.

Item 3.02.  Unregistered Sales of Securities.

On September 14, 2011, the Board approved the issuance of an aggregate of 183,871 shares of the Company's unregistered common stock to certain of the Company's independent non-employee directors in recognition of services provided to the Board by such directors and as compensation pursuant to the terms of the Company's Directors' Compensation Plan, as amended, for their attendance at Board and Committee meetings held during 2009.  The Company believes that the issuance of the aforementioned shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because of the limited numbers of recipients (five), the significant business experience and financial sophistication of each of the recipients and the intimate knowledge and familiarity with the Company's business possessed by such directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC. (Registrant)

Date: September 20, 2011	By:	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer and Secretary